 Exhibit 99.1

Qell Acquisition Corp. Securities To Commence Separate Trading

NEWS PROVIDED BY

Qell Acquisition Corp.

Nov 18, 2020, 16:30 ET

SAN FRANCISCO, Nov. 18, 2020 /PRNewswire/ -- Qell Acquisition Corp. (Nasdaq: QELLU) (the "Company") announced today that separate trading of its common stock and warrants underlying the Company's units would commence on or about November 23, 2020. The common stock and warrants will trade under the symbols "QELL" and "QELLW," respectively. Units not separated will continue to be listed on the Nasdaq Capital Markets under the symbol "QELLU."

Qell Acquisition Corp. is a blank check company organized for the purpose of effecting a business combination with one or more target businesses.  The Company intends to focus its search for a target in the next-generation mobility, transportation and sustainable industrial technology sectors, but may pursue a target in any stage of its corporate evolution or in any industry, sector or geographic location. It is led by Barry Engle, a former General Motors executive.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws.  These forward-looking statements inherently involve risks and uncertainties that are detailed in the companies' registration statements and other filings with the Securities and Exchange Commission and, therefore, actual results could differ materially from those projected in the forward-looking statements.  The companies assume no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

MEDIA CONTACT:  Colleen Robar, 313-207-5960, crobar@robarpr.com

SOURCE Qell Acquisition Corp.